EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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           LASALLE HOTEL PROPERTIES PROVIDES 2007 OUTLOOK
              RevPAR Expected to Increase 7.5% to 8.5%


     BETHESDA, MD, January 29, 2007 -- LaSalle Hotel Properties (NYSE:
LHO) today provided its outlook for 2007. Assuming that the Company redeems its Series A Preferred Shares on March 6, 2007 (as previously announced) and the current economy and travel trends continue, the Company's outlook for 2007 is as follows:

Net Income $63.8 million - $67.0 million ($1.58 - $1.66 per diluted share);

FFO $121.7 million - $124.9 million ($3.00 - $3.08 per diluted share/unit); and

EBITDA     $240.0 million - $243.2 million.


     On January 17, 2007, the Company gave notice that it intends to redeem all of its outstanding Series A Preferred Shares. In conjunction with the redemption of the Series A Preferred Shares, the Company expects to recognize a $4.0 million non-cash expense associated with the offering costs of the preferred shares at the time of issuance. Additionally, on January 26, 2007, the Company announced the sale of its LaGuardia Marriott property. The Company expects to recognize an estimated $31.1 million gain from the sale. Excluding the impact of the $4.0 million non-cash expense and the $31.1 million gain, the Company's 2007 outlook is as follows:

Net Income $36.7 million - $39.9 million ($0.91 - $0.99 per diluted share);

FFO $125.7 million - $128.9 million ($3.10 - $3.18 per diluted share/unit); and

EBITDA     $208.9 million - $212.1 million.


This 2007 outlook is based on the following major assumptions:

     -     Portfolio RevPAR growth of 7.5% to 8.5% over 2006;

     - Portfolio hotel EBITDA margins increasing 100 to 125 basis points over 2006;

     -     Corporate general and administrative expenses of $15.0 million;

     -     Total capital investments of $120.0 million to $130.0 million;




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     -     Non-cash income tax expense of $2.7 million to $3.2 million;

     - Weighted average outstanding debt of approximately $870.0 million;

     -     Interest expense of $47.0 million to $47.5 million;

     -     No acquisitions; and

     -     Weighted average fully diluted shares/units of 40.5 million.


FFO and EBITDA growth are expected to be significantly impacted in 2007 by the following:

     - Disruption and displacement is projected to be $11.5 million in total revenues ($6.5 million in rooms revenues) related to the major renovations and repositionings at our properties, excluding the Thomas Circle Hotel, with 83,000 room nights forecasted to be out of service for the year including 47,000 room nights out of service in the first quarter (FFO per diluted share/unit impact of $0.14 including $0.09 impact expected in the first quarter with EBITDA impacted by $5.5 million including $3.5 million impact expected in the first quarter as RevPAR is projected to increase only 2.5% to 3.5% in the first quarter due to the loss of $4.0 million of room revenue);

     - Pre-opening costs of $1.7 million associated with rebranding/repositioning five of the Company's hotels (FFO per diluted share/unit impact of $0.04 with EBITDA impacted by $1.7 million);

     - A projected increase in tax expense related to the Company's taxable REIT subsidiary from a projected 2006 benefit of $0.4 million to a non-cash tax expense of $2.7 million to $3.2 million (FFO per diluted share/unit impact of $0.08 to $0.09 with no impact to EBITDA);

     - Dilution from the sale of the LaGuardia Marriott (FFO per diluted share/unit impact of $0.04 with EBITDA impacted by $5.8 million); and

     - A projected increase in corporate general and administrative expenses of $2.5 million in 2007 versus 2006, with $2.0 million of the increase due to a non-cash expense related to equity compensation for executive and non-executive employees (FFO per diluted share/unit impact of $0.05 and EBITDA impacted by $2.0 million for the portion of the expense increase related to equity compensation).


     The Company has 12 significant renovation and repositioning projects planned throughout the year. These projects represent the majority of the projected $120.0 million to $130.0 million of internal capital investments for 2007. The major renovation and repositioning investments will primarily occur in the first and fourth quarters of the year. Though these investments are materially disruptive to the hotel operations and dilutive to the 2007 operating results, they are expected to significantly enhance the Company's operating performance and earnings growth rate in future years. The major projects are as follows:

     - $30.0 million for renovation and repositioning of the Thomas Circle Hotel in Washington, DC (currently closed);

     - $16.5 million for the renovation and repositioning of the House of Blues Hotel in Chicago, IL;



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     -     $15.0 million for renovation and repositioning of the
           Hilton San Diego Resort in San Diego, CA;

     - $8.5 million for guestroom and public space renovations at the Alexis Hotel in Seattle, WA;

     - $7.0 million for renovation and repositioning (including converting to a luxury independent hotel) of the Holiday Inn Wall Street District Hotel in New York, NY;

     - $6.0 million for renovation of 78 historic wing guestrooms at the Hotel Viking in Newport, RI;

     - $5.0 million for renovation of approximately one half the guestrooms at Westin Michigan Avenue in Chicago, IL (the remaining guestrooms are scheduled to be renovated in the first quarter of 2008);

     - $4.6 million for restaurant, lounge and meeting space renovations at the Westin Copley in Boston, MA;

     - $4.5 million for guestroom renovations at Hyatt Harborside in Boston, MA;

     - $2.6 million for guestroom renovations at Hilton Gaslamp in San Diego, CA;

     - $2.5 million for guestroom renovations at Hilton Old Town in Alexandria, VA; and

     - $2.0 million for public and meeting space renovations at Chaminade Resort in Santa Cruz, CA.


     A quarterly summary of the 2007 outlook excluding the gain from the sale of the LaGuardia Marriott and the expected non-cash expense associated with the redemption of the Series A Preferred Shares is as follows:

                         FFO per Diluted           EBITDA
                           Share/Unit           (in millions)
                         ---------------      ----------------
1st Quarter              $0.26  -  $0.28       $27.6  -  $28.4
2nd Quarter              $1.05  -  $1.07       $65.8  -  $66.6
3rd Quarter              $1.12  -  $1.14       $67.4  -  $68.2
4th Quarter              $0.67  -  $0.69       $48.1  -  $48.9
                         ---------------       ---------------
Full Year 2007           $3.10  -  $3.18      $208.9 -  $212.1

LaSalle Hotel Properties is a leading multi-operator real estate investment trust, owning 31 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Resorts International, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.









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This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the redemption of the Series A Preferred Shares and related non-cash expenses; gain from the LaGuardia Marriott sale; RevPAR; operating margins, EBITDA, FFO, Net Income, capital expenditures, including renovation amounts and timing; general and administrative expenses; income tax (benefit); debt balances; interest expense; acquisition activity and shares/units outstanding. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets,
(iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.



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Additional Contacts:
-------------------

     Hans Weger, Chief Financial Officer, LaSalle Hotel Properties -
301/941-1500


 For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com











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